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                                                      REGISTRATION NO. 33-37855


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 6

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                    POTASH CORPORATION OF SASKATCHEWAN INC.
                  --------------------------------------------
             (Exact name of Registrant as specified in its charter)


        SASKATCHEWAN, CANADA                                N/A
------------------------------------       -------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)


                             122 - 1st AVENUE SOUTH
                    SASKATOON, SASKATCHEWAN, CANADA S7K 7G3
                                  306-933-8500
         -------------------------------------------------------------
             (Address of Registrant's principal executive offices)


                STOCK OPTION PLAN -- OFFICERS AND KEY EMPLOYEES
         -------------------------------------------------------------
                         STOCK OPTION PLAN -- DIRECTORS
         -------------------------------------------------------------
                           (Full title of the plans)


                         CHARLES E. CHILDERS, PRESIDENT
                    POTASH CORPORATION OF SASKATCHEWAN INC.
                             122 - 1st AVENUE SOUTH
                    SASKATOON, SASKATCHEWAN, CANADA S7K 7G3
                                  306-933-8500
         -------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                  -----------

      The Commission is requested to send copies of all communications to:

                                JAMES B. HALPERN
                        ARENT FOX KINTNER PLOTKIN & KAHN
                          1050 CONNECTICUT AVE., N.W.
                          WASHINGTON, D.C. 20036-5339
                                  202-857-6246







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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

         4.a.   The registrant's Stock Option Plan -- Officers and Key
                Employees.

         4.b.   The registrant's Stock Option Plan -- Directors.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on this the 25 day of November, 1996.

                                       Potash Corporation of Saskatchewan Inc.


                                       By: /s/ BARRY E. HUMPHREYS
                                          --------------------------------------
                                               Barry E. Humphreys
                                               Senior Vice President
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Pursuant to the requirements of the Securities Act 1933, this Amendment has been signed below by or on behalf of the following persons in the capacities indicated on November 25, 1996.


*___________________________________________
Charles E. Childers
Chairman of the Board, President and
Chief Executive Officer

/s/ BARRY E. HUMPHREYS
____________________________________________
Barry E. Humphreys
Sr. Vice President, Finance and Treasurer
(Principal Financial and Accounting Officer)


*___________________________________________
Isabel B. Anderson
Director


*___________________________________________
Douglas J. Bourne
Director


*___________________________________________
Denis J. Cote
Director


*___________________________________________
William J. Doyle
Director


*___________________________________________
Hon. Willard Z. Estey, Q.C.
Director


*___________________________________________
Dallas J. Howe
Director


*___________________________________________
James F. Lardner
Director


*___________________________________________
Donald E. Phillips
Director
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*___________________________________________
Paul Schoenhals
Director


*___________________________________________
Daryl K. Seaman
Director


*___________________________________________
E. Robert Stromberg, Q.C.
Director


*___________________________________________
Jack G. Vicq
Director


*___________________________________________
Barrie A. Wigmore
Director


*___________________________________________
Paul S. Wise
Director


Authorized Representative in the United States
PCS Phosphate Company, Inc.


By:  /s/  THOMAS J. WRIGHT
   ---------------------------------------
Thomas J. Wright
Executive Vice President


*By:  /s/  BARRY E. HUMPHREYS
    ----------------------------------------
Barry E. Humphreys, pursuant
to Power of Attorney
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                                 EXHIBIT INDEX


         EXHIBITS

         4.a.    The registrant's Stock Option Plan -- Officers and Key
                 Employees.

         4.b.   The registrant's Stock Option Plan -- Directors.